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Confidential Treatment requested by Atlantic Southeast Airlines, Inc., File No.
0-11097


                                 EXHIBIT 10 (l)


               Confidential treatment has been applied for with respect to certain provisions of this Exhibit, which provisions have been omitted from this Exhibit, marked with an asterisk (*) and filed separately with the SEC

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                              SECOND AMENDMENT TO
                                CREDIT AGREEMENT
                             DATED DECEMBER 1, 1990

         This Second Amendment To Credit Agreement (this "Second Amendment") is made and entered into this 13th day of September, 1996, between ATLANTIC SOUTHEAST AIRLINES, INC., a Georgia corporation ("Borrower") and WACHOVIA BANK OF GEORGIA, N.A. ("Lender") with the express understanding that ASA INVESTMENTS, INC., a Delaware Corporation ("ASAI") shall be a third party beneficiary hereof.

                              W I T N E S S E T H:

         WHEREAS, Borrower is indebted to Lender under the terms of that certain Credit Agreement dated December 1, 1990 as amended by that certain Amendatory Agreement dated July 6, 1993 (as so amended the "Credit Agreement"); and

         WHEREAS, ASAI has undertaken those obligations imposed upon it under that certain Guarantee dated December 1, 1990 (the "Guarantee") issued by ASAI for the benefit of Lender and securing Borrower's performance of Borrower's obligations under the Credit Agreement; and

         WHEREAS, the Borrower desires to obtain the approval and consent of the Lender to implement a corporate reorganization and an amendment to the Credit Agreement which will result in (i) the Borrower and ASAI each becoming a wholly owned subsidiary of a holding company, the stock of which holding company will be owned by the Borrower's current shareholders and will be publicly traded, (ii) ASAI being relieved of its responsibility under the Guarantee, and (iii) Borrower being relieved of certain restrictions imposed under the Credit Agreement;

         WHEREAS, pursuant to the provisions of Section 11.04 of the Credit Agreement, the parties desire to amend the Credit Agreement as hereinafter provided.

         NOW, THEREFORE, for and in consideration of each party's agreement to be bound hereby and other good, valuable and adequate consideration, the parties hereto do hereby agree as follows:

         1. All capitalized terms not otherwise specifically defined herein shall have the meanings ascribed to them under the provisions of the Credit Agreement.

         2. From and after the date hereof, ASAI shall not be considered a subsidiary of Borrower for purposes of the application or interpretation of any provision of the Credit Agreement. In addition, Lender specifically acknowledges and agrees that the Guarantee is hereby terminated and shall be of no further force or effect it being the express agreement of all parties that ASAI shall be relieved of all obligations and responsibilities to Lender and that Lender shall not have and hereby waives and releases any claim or cause of action against ASAI under or


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in connection with the Credit Agreement, the credit extended to Borrower thereunder, the Basic Documents, or the Guarantee. In addition, the definition of "Guarantee", the definition of "Guarantor", and Exhibit "I" and all references to the "Guarantee", the "Guarantor", and Exhibit "I" contained in the Credit Agreement or the Basic Documents are hereby deleted. All parties specifically agree that ASAI shall be a third party beneficiary of this Agreement and more specifically the provisions of this Paragraph 2.

         3. All references to the "Borrower" or any "subsidiary" or "subsidiaries" of the Borrower under the Credit Agreement and all determinations required to be made with respect thereto shall refer to and include solely and exclusively the Borrower and any subsidiaries hereinafter acquired and maintained by Borrower; provided, that in no event shall the Borrower's subsidiaries include (i) ASAI, (ii) any parent or holding company owning all or substantially all of the capital stock of the Borrower, (iii) any Person utilized in the implementation of the Subject Reorganization (as hereinafter defined) which Person, upon consummation of the Subject Reorganization (as hereinafter defined), does not have substantial assets, or
(iv) any Person required to be included in any consolidated financial statement, tax return or governmental filing covering the Borrower or under any other statement prepared or determination made in conformity with GAAP which Person does not otherwise constitute a subsidiary of the Borrower under the provisions of the Credit Agreement.

         4. The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

                 "1995 10-K": Borrower's annual report on Form 10-K for the year ended December 31, 1995.

                 "1996 10-Qs": Borrower's quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

                 "Recent SEC Filings": the 1995 10-K and 1996-10-Qs.

                 "Subject Reorganization": the pending proposed transaction under which (i) Borrower shall form a wholly owned subsidiary ("Holding Company"), (ii) Holding Company shall form a wholly owned subsidiary ("Second Level Subsidiary"), (iii) Second Level Subsidiary shall merge with and into Borrower with Borrower surviving and (a) Borrower's shareholders receiving stock in the Holding Company in exchange for the outstanding stock in Borrower,
(b) the Holding Company receiving all capital stock in Borrower, and (c) all capital stock in the Holding Company owned by Borrower being canceled, and (iv) Borrower's subsequent dividend distribution to the Holding Company of all capital stock in ASA Investments, Inc.; all of which transactions shall result in Borrower and ASA Investments, Inc. becoming wholly owned subsidiaries of Holding Company.

         5.      [*]



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         6.      The representations and warranties contained under Sections
5.01 through 5.15 of the Credit Agreement (as hereby amended) are hereby made or re-affirmed (as applicable) by Borrower as of the date hereof. The representations and warranties contained under Sections 5.04, 5.05, 5.07, and
5.13 are hereby amended and restated in their entirety as follows:

                 "SECTION 5.04 -- Litigation. Except as disclosed in the Recent SEC Filings, there are no pending or (to the best of Borrower's knowledge after due inquiry) threatened actions or proceedings before any court or administrative agency which may be expected to have a materially adverse effect on Borrower's business or financial condition or which seek to question or set aside any of the transactions herein contemplated.

                 SECTION 5.05 -- Financial Statements. The audited balance sheet as of December 31, 1995, and the unaudited balance sheet as of June 30, 1996, for Borrower and its consolidated subsidiaries, and the related results of operations for the year and quarter then ended have been prepared in accordance with GAAP and correctly present Borrower's financial condition as of such dates and the results of operations for such periods, and since June 30, 1996, there has been no materially adverse change in Borrower's business, assets, operations or condition (financial or otherwise).

                 SECTION 5.07 -- Status as "United States Citizen". Borrower is a "citizen of the United States" as that term is used in 49 U.S.C. Section 40102(a)(15), and is an air carrier holding a valid air carrier operating certificate issued pursuant to 49 U.S.C. Chapter 447 for aircraft capable of carrying 10 or more individuals.

                 SECTION 5.13 -- [*]

         7. The following representation and warranty is hereby added as a new Section 5.15:

                 "SECTION 5.15 -- Subject Reorganization. Upon the consummation of the Subject Reorganization, Borrower shall be and remain in compliance with all applicable provisions of this Agreement including without limitation, those covenants contained in Section 6.09 hereof."

         8. Section 6.01 of the Credit Agreement is hereby amended, effective upon the consummation of the Subject Reorganization, by (i) replacing the phrase "and Borrower's Form 10-Q" with the phrase "and the Form 10-Q for any parent holding company of Borrower" in the one place under Section 6.01(a) where such former phrase appears and (ii) replacing the phrase "and Borrower's Form 10-K" with the phrase "and the Form 10-K for any parent holding company of Borrower" in the one place under Section 6.01(b) where such former phrase appears.

         9.      [*].

         10.     [*]

         11.     [*]




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         12.     Section 8.01(b), (f), (g), (h), (j) and (l) are hereby amended to delete all references to any one or more of the phrases "or Guarantor", "or Guarantor's", "or the Guarantor", or "or Guarantor shall deny any further liability under the Guarantee" in each and every place any one or more of such phrases appear therein.

         13. In accordance with the provisions of Section 11.02 of the Credit Agreement, Borrower hereby notifies Lender of Borrower's designation of the following address at which Borrower is to hereafter receive any and all notices required to be provided Borrower under the Credit Agreement: Atlantic Southeast Airlines, Inc., 100 Hartsfield Centre Parkway, Suite 800, Atlanta, Georgia 30354-1356, Attn: Ronald V. Sapp, Vice President - Finance.

         14. Section 11.04 of the Credit Agreement is hereby amended to delete the phrase ", the Guarantee," in the one place such phrase appears therein.

         15. The undersigned Lender hereby consents to the implementation and consummation of the Subject Reorganization by Borrower and ASAI and hereby waives (i) Borrower's or ASAI's compliance with any other provisions contained under the Credit Agreement or any other Basic Document which are deemed, interpreted or construed to prohibit, prevent or restrict Borrower's or ASAI's undertaking of the Subject Reorganization or (ii) any default or breach of any provision of either the Credit Agreement or any Basic Document resulting solely from the implementation and consummation of the Subject Reorganization by Borrower or ASAI; provided, that nothing contained under subclause (ii) hereof shall be deemed, interpreted or construed to constitute a waiver by Lender of any default or breach committed by Borrower under the Credit Agreement or any Basic Document (as amended hereby) from and after the consummation of the Subject Reorganization.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their duly authorized officers as of the date first above written.


WACHOVIA BANK OF GEORGIA, N.A.             ATLANTIC SOUTHEAST AIRLINES, INC.


By: /s/ Bradley Marcus                     By: /s/ Ronald V. Sapp
    --------------------------------           -------------------------------
    Title: Senior Vice President                Title:Vice President-Finance




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